UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2022

Castle Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38984	77-0701774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Friendswood Drive, Suite 401 Friendswood, Texas	77546
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 788-9007

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CSTL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 3.02    Unregistered Sales of Equity Securities.
On April 26, 2022, Castle Biosciences, Inc. (the “Company”) completed its previously announced acquisition of AltheaDx, Inc. (“AltheaDx”). At closing, $65.0 million in initial consideration was payable by the Company to AltheaDx securityholders, which consisted of $32.5 million in cash, subject to adjustments for cash, debt, transaction expenses and working capital, and $32.5 million in shares of the Company’s common stock. The Company issued 763,887 shares of its common stock to satisfy the portion of the closing consideration payable in shares of the Company’s common stock. The number of shares issued at closing was based on a price per share equal to the volume-weighted-average price of the Company’s common stock for the 20 trading days immediately preceding the date of the merger agreement governing the acquisition. A portion of the shares issued at closing is being held in escrow to secure indemnification claims of the Company, if any.
In connection with the acquisition, the Company has also agreed to pay up to an additional $75.0 million based on the achievement of certain milestones achievable through December 31, 2024. Upon achievement of the relevant milestones, each milestone payment will be paid 50% in cash and 50% in the Company’s common stock, with such common stock valued at the volume-weighted-average price of the Company’s common stock for the 20 trading days as of the applicable milestone determination date. The maximum number of shares of the Company’s common stock issuable to AltheaDx securityholders in connection with the acquisition may not exceed 1,271,718 shares, and therefore, a maximum of 507,831 additional shares of common stock remain issuable with respect to the milestone payments.
The shares of common stock of the Company that were issued, and that may be issued, as consideration for the acquisition are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506 of Regulation D thereunder. The Company has agreed to file a resale registration statement covering the shares of the Company’s common stock issuable in connection with the acquisition within 40 days of closing, subject to the receipt of certain information from AltheaDx and its securityholders and certain specified exceptions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASTLE BIOSCIENCES, INC.

	By:	/s/ Frank Stokes
Frank Stokes
Chief Financial Officer
Date: May 2, 2022